Exhibit 5.4

May 7, 2013

CONSENT OF BARNARD FOO

United States Securities and Exchange Commission

Gentlemen:

In connection with Silver Wheaton Corp.’s (the “Company”) Registration Statement on Form F-10 (File No. 333-185152) (the ‘Registration Statement’), I, Barnard Foo, M.Eng., P.Eng., MBA, Senior Mining Engineer, Micon International Ltd., hereby consent to the inclusion in, or incorporation by reference into, the Company’s Registration Statement of the following:

1.	Technical Report on the Mineral Reserves and Mineral Resources of the Salobo Copper-Gold Mine Carajas, Pará State, Brazil, dated March 19, 2013.

Yours truly,

/s/ Barnard Foo
Barnard Foo, M.Eng., P.Eng., MBA
Senior Mining Engineer
Micon International Ltd.